UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

DELTASOFT CORP.

(Exact name of registrant as specified in its charter)

Wyoming	32-0761940
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

91 Portland Road

London W11 4LN

United Kingdom

(Address Registrant’s Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
NONE	NONE

Securities Act registration statement file number to which this form relates: 333-280519

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Securities to be registered pursuant to Section 12(g) of the Act: ordinary shares, par value $0.001 per share

Item 1.	Description of Registrant’s Securities to be Registered.

Descriptions of the Ordinary Shares to be registered hereunder are contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-280519), as amended, originally filed with the Securities and Exchange Commission on June 27, 2024 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

The documents listed below are filed as exhibits to this Registration Statement:

Exhibit No.	Description

3.1*	Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
5.1*	Legal Opinion
10.1*	Form of Subscription Agreement
23.1*	Bush & Associates CPA LLC
107 *	Filing Fee Table

_________________

*

Incorporated by reference to the Exhibits of the same number to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission on June 27, 2024.

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SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Deltasoft Corp.

Date: January 12, 2026
By: /s/ ANDREY NOVOKHATSKI
Chief Executive Officer/Director
(Principal Executive Officer)

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